EXHIBIT 32.2
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the
Sarbanes-Oxley Act of 2002
I, Jason A. Payant, the Interim Chief Financial Officer of Ingredion Incorporated, certify that to my knowledge (i) the report on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ingredion Incorporated.

/s/ Jason A. Payant
Jason A. Payant
Interim Chief Financial Officer
August 7, 2026
A signed original of this written statement required by Section 906 has been provided to Ingredion Incorporated and will be retained by Ingredion Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.